Exhibit 11b








INDEPENDENT AUDITORS' CONSENT


We consent to this Post-Effective Amendment No. 79 to Registration Statement No. 33-8214 of Standish, Ayer & Wood Investment Trust (including Standish
Tax-Sensitive Equity Fund, Standish Small Cap Tax-Sensitive Equity Fund, Standish Intermediate Tax Exempt Bond Fund and Standish Massachusetts Tax Exempt Bond Fund) to the reference to us under the heading "Experts and Financial Statements" appearing in the Statement of Additional Information, which is a part of such Registration Statement.



Boston, Massachusetts
January 22, 1997